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                                                                     Exhibit 7.7

Imagine Investments, Inc.
8150 NORTH CENTRAL EXPRESSWAY, SUITE 1901              TELEPHONE: (214) 365-1905
DALLAS, TEXAS 75206                                    FACSIMILE: (214) 365-6910

Robert W. Shaw
President

                                December 22, 1998



Mr. J. Steven Wilson
President
Riverside Group, Inc.
7800 Belfort Parkway, Suite 100
Jacksonville, Florida 32257

         Re:  Purchase of 82,000 Shares of Common Stock of Wickes, Inc.
              ("Wickes")

Dear Mr. Wilson:

         Imagine Investments, Inc. ("Imagine") hereby agrees to purchase 82,000 shares of Wickes (the "Stock") for $3.75 per share ($307,500.00) on or before December 31, 1998, with the understanding that: (1) such Stock shall not be included as Option Shares, as that term is defined in the Stock Purchase Agreement dated October 5, 1998, between Riverside Group, Inc. ("Riverside") and Imagine, as amended (the "Agreement"); and (2) Imagine's option regarding the remaining 365,000 Option Shares has been extended to January 22, 1999, as stated by Amendment No. 5 to the Agreement, the original of which is attached hereto for your signature. Upon receipt of the $307,500, you have agreed to, as promptly as possible, to deliver to Imagine a certificate(s) for the 82,000 shares of common stock of Wickes, free and clear of all liens, pledges and security interests. We will deduct the sum of $18,000.00 from the proceeds to pay the legal fees of Greenebaum, Doll & McDonald through November 30, 1998. Please sign below indicating Riverside Group, Inc.'s acknowledgment and agreement to all the terms of this letter.

                                          Sincerely,

                                          /s/ Robert T. Shaw

                                          Imagine Investments, Inc.
                                          By:  Robert T. Shaw
                                          Its: President

AGREED TO BY:

Riverside Group, Inc.

     /s/ Catherine J. Gray
By:____________________________
         Catherine J. Gray
Name:__________________________
         Senior Vice President
Title:_________________________

cc:  Michael Fleishman